Exhibit (h)(3)(xxiv)

FORM OF AMENDMENT NO. 23

EXPENSE LIMITATION AGREEMENT

Form of Amendment No. 23, dated as of January 1, 2019 (“Amendment No. 23”) to the Expense Limitation Agreement dated as of May 1, 2011, as amended (“Agreement”), between AXA Equitable Funds Management Group, LLC (“FMG LLC” or the “Adviser”) and EQ Advisors Trust (the “Trust”).

NOW THEREFORE, the Adviser and Trust hereby agree to modify and amend the Agreement as follows:

1.

New Portfolios. Effective December 6, 2018, FMG LLC and the Trust have determined to add 1290 VT Moderate Growth Allocation Portfolio, AXA/First Trust Strategic Allocation Portfolio, EQ/American Century Moderate Growth Allocation Portfolio, EQ/AXA Investment Managers Moderate Allocation Portfolio, EQ/Goldman Sachs Growth Allocation Portfolio, EQ/Invesco Moderate Growth Allocation Portfolio and EQ/Legg Mason Growth Allocation Portfolio to the Agreement (“New Portfolios”)

2.	Terms and Conditions of Agreement with respect to the New Portfolios. The New Portfolios will be added to the Agreement on the terms and conditions contained in the Agreement.

3.

The maximum annual operating expense limit for each of the 1290 VT DoubleLine Dynamic Allocation Portfolio, 1290 VT Equity Income Portfolio, AXA/Janus Enterprise Portfolio, 1290 VT High Yield Bond Portfolio, 1290 VT Convertible Securities Portfolio EQ/Oppenheimer Global Portfolio, EQ/MFS International Growth Portfolio, AXA/AB Short Duration Government Bond Portfolio, EQ/PIMCO Ultra Short Bond Portfolio, Multimanager Technology Portfolio, AXA Global Equity Managed Volatility Portfolio and AXA/Templeton Global Equity Managed Volatility Portfolio.

4.	Name Change. Effective February 2019, the following Portfolios’ names will be changed:

Current Name	New Name
AXA/Goldman Sachs Strategic Allocation Portfolio	EQ/Goldman Sachs Moderate Growth Allocation Portfolio
AXA/Invesco Strategic Allocation Portfolio	EQ/Invesco Moderate Allocation Portfolio
AXA/JPMorgan Strategic Allocation Portfolio	EQ/JPMorgan Growth Allocation Portfolio
AXA/Legg Mason Strategic Allocation Portfolio	EQ/Legg Mason Moderate Allocation Portfolio

5.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 23 as of the date first above set forth.

EQ ADVISORS TRUST	AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh		Michal Levy
	Chief Financial Officer and Treasurer		Director, Senior Vice President and Chief Operating Officer

SCHEDULE A

FORM OF AMENDMENT NO. 23

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense
	Class IA+	Class IB+	Class K
1290 VT Natural Resources Portfolio	N/A	0.90%	0.65%
1290 VT Real Estate Portfolio	N/A	0.90%	0.65%
AXA Global Equity Managed Volatility Portfolio	1.10%	1.10%	0.85%
AXA International Core Managed Volatility Portfolio	1.05%	1.05%	0.80%
AXA International Value Managed Volatility Portfolio	1.05%	1.05%	0.80%
AXA Large Cap Core Managed Volatility Portfolio	0.90%	0.90%	0.65%
AXA Large Cap Growth Managed Volatility Portfolio	0.90%	0.90%	0.65%
AXA Large Cap Value Managed Volatility Portfolio	0.90%	0.90%	0.65%
AXA Mid Cap Value Managed Volatility Portfolio	1.00%	1.00%	0.75%
AXA/Franklin Balanced Managed Volatility Portfolio	1.05%	1.05%	0.80%
AXA/Franklin Small Cap Value Managed Volatility Portfolio	1.10%	1.10%	0.85%
AXA/Franklin Templeton Allocation Managed Volatility Portfolio	1.25%*	1.25%*	1.00%*

AXA/Templeton Global Equity Managed Volatility Portfolio	1.10%	1.10%	0.85%
EQ/ClearBridge Select Equity Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Emerging Markets Equity PLUS Portfolio	N/A	1.20%	0.95%
EQ/Global Bond PLUS Portfolio	0.95%	0.95%	0.70%
EQ/Quality Bond PLUS Portfolio	0.85%	0.85%	0.60%

All Asset Growth – Alt 20 Portfolio	1.35%*	1.35%*	1.10%*

AXA Aggressive Strategy Portfolio	N/A	1.15%*	0.90%*
AXA Balanced Strategy Portfolio	1.05%*	1.05%*	0.80%*
AXA Conservative Growth Strategy Portfolio	1.00%*	1.00%*	0.75%*
AXA Conservative Strategy Portfolio	0.95%*	0.95%*	0.70%*
AXA Growth Strategy Portfolio	1.10%*	1.10%*	0.85%*
AXA Moderate Growth Strategy Portfolio	1.10%*	1.10%*	0.85%*
AXA Ultra Conservative Strategy Portfolio	0.95%*	0.95%*	0.70%*

ATM International Managed Volatility Portfolio	N/A	0.90%	0.65%
ATM Large Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Mid Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Small Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
AXA 2000 Managed Volatility Portfolio	0.85%	0.85%	0.60%
AXA 400 Managed Volatility Portfolio	0.85%	0.85%	0.60%
AXA 500 Managed Volatility Portfolio	0.85%	0.85%	0.60%
AXA International Managed Volatility Portfolio	N/A	0.90%	0.65%

1290 VT Convertible Securities Portfolio	N/A	1.25%*	1.00%*
1290 VT Energy Portfolio	N/A	0.90%*	0.65%*
1290 VT Equity Income Portfolio	0.95%	0.95%	0.70%
1290 VT High Yield Bond Portfolio	N/A	1.00%	0.75%
1290 VT Low Volatility Global Equity Portfolio	N/A	0.90%*	0.65%*
1290 VT Micro Cap Portfolio	N/A	1.15%	0.90%
1290 VT Multi-Alternative Strategies Portfolio	N/A	1.65%*	1.40%*
1290 VT Small Cap Value Portfolio	N/A	1.15%	0.90%
1290 VT GAMCO Small Company Value Portfolio	1.10%	1.10%	0.85%

Portfolio	Maximum Annual Operating Expense
	Class IA+	Class IB+		Class K
1290 VT SmartBeta Equity Portfolio	N/A	1.15%		0.90%
1290 VT Socially Responsible Portfolio	1.15%	1.15%		0.90%

AXA/AB Dynamic Moderate Growth Portfolio	1.20%*	1.20	%*	0.95	%*
AXA/AB Short Duration Government Bond Portfolio	0.80%	0.80%		0.55%
AXA/AB Small Cap Growth Portfolio	1.00%	1.00%		0.75%
AXA/ClearBridge Large Cap Growth Portfolio	1.05%	1.05%		0.80%
AXA/Janus Enterprise Portfolio	1.05%	1.05%		0.80%
AXA/Loomis Sayles Growth Portfolio	1.05%	1.05%		0.80%
AXA/Morgan Stanley Small Cap Growth Portfolio	N/A	1.15%		0.90%

EQ/BlackRock Basic Value Equity Portfolio	0.95%	0.95%		0.70%
EQ/Capital Guardian Research Portfolio	0.97%	0.97%		0.72%
EQ/Core Bond Index Portfolio	0.72%	0.72%		0.47%
EQ/Invesco Comstock Portfolio	1.00%	1.00%		0.75%
EQ/JPMorgan Value Opportunities Portfolio	1.00%	1.00%		0.75%
EQ/MFS International Growth Portfolio	1.15%	1.15%		0.90%
EQ/Oppenheimer Global Portfolio	1.15%	1.15%		0.90%
EQ/PIMCO Global Real Return Portfolio	N/A	1.00%		0.75%
EQ/PIMCO Ultra Short Bond Portfolio	0.80%	0.80%		0.55%
EQ/T. Rowe Price Growth Stock Portfolio	1.00%	1.00%		0.75%
EQ/UBS Growth and Income Portfolio	1.05%	1.05%		0.80%

Multimanager Aggressive Equity Portfolio	1.00%	1.00%		0.75%
Multimanager Core Bond Portfolio	0.90%	0.90%		0.65%
Multimanager Mid Cap Growth Portfolio	1.10%	1.10%		0.85%
Multimanager Mid Cap Value Portfolio	1.10%	1.10%		0.85%
Multimanager Technology Portfolio	1.20%	1.20%		0.95%

1290 VT DoubleLine Dynamic Allocation Portfolio	N/A	1.20	%*	0.95	%*
1290 VT DoubleLine Opportunistic Bond Portfolio	N/A	1.05	%*	0.80	%*
AXA/AB Dynamic Growth Portfolio	N/A	1.20	%*	0.95	%*
AXA/AB Dynamic Aggressive Growth Portfolio	N/A	1.20	%*	0.95	%*
EQ/Goldman Sachs Moderate Growth Allocation Portfolio (fka, AXA/Goldman Sachs Strategic Allocation Portfolio)	N/A	1.20	%*	0.95	%*
EQ/Invesco Moderate Growth Allocation Portfolio (fka, AXA/Invesco Strategic Allocation Portfolio)	N/A	1.20	%*	0.95	%*
EQ/JPMorgan Growth Allocation Portfolio (fka, AXA/JPMorgan Strategic Allocation Portfolio)	N/A	1.20	%*	0.95	%*
EQ/Legg Mason Moderate Allocation Portfolio (fka, AXA/Legg Mason Strategic Allocation Portfolio)	N/A	1.20	%*	0.95	%*

EQ/American Century Mid Cap Value Portfolio	N/A	1.00	%*	0.75	%*
EQ/Fidelity Institutional AMSMLarge Cap Portfolio	N/A	0.87	%*	0.62	%*
EQ/Franklin Rising Dividends Portfolio	N/A	0.87	%*	0.62	%*
EQ/Franklin Strategic Income Portfolio	N/A	0.93	%*	0.68	%*
EQ/Goldman Sachs Mid Cap Value Portfolio	N/A	1.09	%*	0.84	%*
EQ/Invesco Global Real Estate Portfolio	N/A	1.27	%*	1.02	%*
EQ/Invesco International Growth Portfolio	N/A	1.18	%*	0.93	%*
EQ/Ivy Energy Portfolio	N/A	1.19	%*	0.94	%*
EQ/Ivy Mid Cap Growth Portfolio	N/A	1.10	%*	0.85	%*
EQ/Ivy Science and Technology Portfolio	N/A	1.15	%*	0.90	%*
EQ/Lazard Emerging Markets Equity Portfolio	N/A	1.38	%*	1.13	%*
EQ/MFS International Value Portfolio	N/A	1.15	%*	0.90	%*
EQ/MFS Technology Portfolio	N/A	1.14	%*	0.89	%*
EQ/MFS Utilities Series Portfolio	N/A	1.05	%*	0.80	%*
EQ/PIMCO Real Return Portfolio	N/A	0.75	%*	0.50	%*
EQ/PIMCO Total Return Portfolio	N/A	0.75	%*	0.50	%*
EQ/T. Rowe Price Health Sciences Portfolio	N/A	1.20	%*	0.95	%*

Portfolio	Maximum Annual Operating Expense
	Class IA+	Class IB+		Class K
1290 VT Moderate Growth Allocation Portfolio	N/A	1.10	%*	0.85	%*
EQ/First Trust Moderate Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/American Century Moderate Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/AXA Investment Managers Moderate Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/Legg Mason Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/Invesco Moderate Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/Goldman Sachs Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*

*

For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other fees and investment companies and exchange traded investment vehicles in which the Portfolio invests are included in Fund Operating Expenses.

+	Includes amounts payable pursuant to Rule 12b-1 of the Investment Company Act of 1940.